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                                                                     EXHIBIT 4.5

                                                          Allens Arthur Robinson
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                           JAMES HARDIE INDUSTRIES NV
                                ARBN 097 829 895
        Incorporated in The Netherlands with corporate seat in Amsterdam.
                      The liability of members is limited.

                       SUPERVISORY BOARD SHARE PLAN (SBSP)

                              TERMS AND CONDITIONS


1.      DEFINITIONS
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1.1     In the SBSP unless the context otherwise requires:

        ADDITIONAL SECURITIES means Shares, which may be held in the form of CUFS, allotted to a Participant in accordance with clause 5;

        ANNUAL GENERAL MEETING means an annual general meeting of Shareholders;

        ASX means Australian Stock Exchange Limited;

        BUSINESS DAY has the same meaning as given in the Listing Rules;

        CHANGE IN CONTROL means:

        (a) a person obtains Voting Power in James Hardie of at least 30% pursuant to a takeover bid for all or a proportion of all the voting shares of James Hardie which is or becomes unconditional;

        (b) a scheme of arrangement or other merger proposal in relation to James Hardie becomes binding on the holders of all of the voting shares of James Hardie and by reason of such scheme or proposal a person obtains Voting Power in James Hardie of at least 30%; or

        (c) a person becomes beneficial owner of at least 30% of the voting shares of James Hardie on issue other than under (a) or (b);

        COMPANY means James Hardie Industries N.V., with corporate seat at Amsterdam, The Netherlands;

        CUFS means CHESS Units of Foreign Security in respect of a Share;

        DIRECTOR means a member of the Supervisory Board of the Company;

        ESCROW PERIOD means the earlier of 24 months from the date of issue of the Restricted Security and the occurrence of a Change in Control;

        HOLDING LOCK has the same meaning as given in the Listing Rules;

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        ISSUE PRICE means the price at which Shares are issued in accordance with the provisions of clause 3.2;

        LISTING RULES means the listing rules of ASX;

        MANAGING BOARD means the managing board of the Company;

        MARKET PRICE means the amount equal to the average last traded price at which the Shares were traded on the ASX during the 5 Business Day period before the day the Shares are issues to the relevant Director;

        MAXIMUM ADDITIONAL AMOUNT means the amount equal to the annual fee payable to the Director for the then current financial year less US$10,000;

        PARTICIPANT means a Director who is eligible to participate in the SBSP under clause 2;

        REQUEST FORM means a form lodged by a Participant for the purposes of clause 5, in such form as is acceptable to the Company;

        RESTRICTED SECURITIES means Shares allotted by the Company pursuant to the SBSP that may be held in the form of CUFS and will be subject to an Escrow Period;

        SHARE means an (ordinary) share in the capital of the Company;

        SHAREHOLDERS means holders of Shares;

        SBSP means the Supervisory Board Share Plan established under this document as amended from time to time; and

        VOTING POWER has the same meaning as is given to the term in the Corporations Act 2001.

1.2 Words denoting the singular number only shall include the plural number and vice versa.

1.3 Headings have been inserted for ease of reference only and shall not affect the interpretation of the SBSP.

2.      ELIGIBILITY
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        Participation in the SBSP is limited to Directors, as approved by
        Shareholders from time to time to the extent required by law, the Articles of Association of the Company or the Listing Rules.

3.      ISSUE OF SHARES
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3.1     TIMING AND NUMBER OF SHARES

        Within 10 Business Days after the issue by the Company of its first quarter financial results following each Annual General Meeting, the Company shall:


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        (a)     issue to each Participant the number of Restricted Securities equivalent to the cash amount of US$10,000 less any amount of withholding or similar tax payable by the Company; and

        (b) issue to each Participant the number of Additional Securities equal to the amount nominated by the Participant up to the Maximum Additional Amount less any amount of withholding or similar tax payable by the Company.

        The issues made to a Participant under this SBSP shall be made instead of the fees that would otherwise be payable to that Participant.

3.2     ISSUE PRICE

        Restricted Securities and Additional Securities issued pursuant to clause 3.1 will be issued at the Market Price.

3.3     ISSUE ON IDENTICAL TERMS

        The issue of Restricted Securities and Additional Securities to all Participants shall be made on identical terms.

3.4     FRACTIONS OF SHARE

        Where any calculation or adjustment made under these Rules produces a fraction of a cent or a Share, the fraction must be eliminated by rounding to the nearest whole number favourable to the Participant.

3.5     CERTIFICATE OF CONFIRMATION

        Upon issue of the Restricted Securities or Additional Securities, the Company shall provide the Participant with a certificate of confirmation that the Restricted Securities or Additional Securities have been issued.

4.      ESCROW RESTRICTIONS
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4.1     NO DISPOSAL

        During the Escrow Period, the Participant shall not be permitted to do any of the following:

        (a) dispose of, or agree or offer to dispose of, the Restricted Securities;

        (b) create, or agree or offer to create, any security interest in the Restricted Securities; or

        (c) do, or omit to do, any act if the act or omission would have the effect of transferring effective ownership or control of the Restricted Securities.

4.2     DEPOSIT OF CERTIFICATES

        The Participant will deposit the certificate of confirmation for the Restricted Securities received from the Company in accordance with clause 3.5 with the Company for the Escrow Period.


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4.3     HOLDING LOCK

        The Company may place a Holding Lock on the Restricted Securities until the expiry of the Escrow Period.

5.      ISSUE OF ADDITIONAL SECURITIES
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5.1     ELECTION BY PARTICIPANT

        (a) A Participant may elect to receive up to the Maximum Additional Amount of their annual cash remuneration from the Company with the allotment of Additional Securities under the SBSP, subject to the Participant being satisfied that he/she does not hold share price sensitive information about the Company at the time of the election.

        (b) Where the Participant is unable to make an election under paragraph (b) above because he/she holds share price sensitive information, the Participant shall be entitled to make the election at such later time when he/she becomes able to do so and the Company shall issue the relevant number of Additional Securities at that time.

5.2     TERMS OF ISSUE

        Additional Securities issued in accordance with clause 5.1 shall be issued on the same terms as those specified in clause 3 for Restricted Securities, except that clause 4 will not apply to the Additional Securities.

5.3     METHOD OF ELECTING

        Participants electing to receive Additional Securities shall note the United States dollar value of the cash remuneration they wish to receive in Additional Securities on a Request Form and provide that Request Form to the Company not less than 5 Business Days before the date referred to in clause 3.1.

5.4     COMPANY TO KEEP RECORDS

        The Company shall maintain records of any election by a Participant under clause 5.1, and shall reduce the Maximum Additional Amount payable to the Participant in accordance with such election.

6.      SHARES ALLOTTED UNDER THE SBSP
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        Shares allotted under the SBSP will rank equally in all respects with existing fully paid ordinary shares of the Company.

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7.      COSTS TO PARTICIPANTS
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        No brokerage, commissions, stamp duty or other transaction costs will be payable by a Participant in respect of the SBSP.

8.      STOCK EXCHANGE LISTING
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        Subject to any Holding Lock arrangements effected under clause 4.3, the
        Company will apply promptly for the CUFS issued in respect of the Shares allotted under the SBSP to be listed for quotation on the official list of ASX and such other official exchange or exchanges as may from time to time have accepted the CUFS or the Shares in the Company for listing.

9.      TAXATION
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        The Company takes no responsibility for any taxation liabilities of participants in the SBSP.

10.     ADMINISTRATION OF THE SBSP
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        The SBSP will be administered by the Managing Board who have the power to:

        (a) determine appropriate procedures for administration of the SBSP consistent with the provisions of these terms and conditions;

        (b) resolve conclusively all questions of fact or interpretation in connection with the SBSP; and

        (c) delegate to any one or more persons, for such period and on such conditions as they may determine, the exercise of any of their powers or discretions arising under the SBSP.

11.     COMMENCEMENT
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        The SBSP shall take effect from the date on which the SBSP is approved by the Shareholders.

12.     VARIATION AND TERMINATION
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        The Managing Board may at any time by resolution vary or terminate the
        SBSP, even if such change is prejudicial to the interests of the Participants.

        A variation or termination does not give rise to any liability on the part of, or any right of action against, the Company.


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13.     GOVERNING LAW
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        The SBSP and its operation will be governed by and construed in accordance with the laws for the time being in force in The Netherlands.

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